Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:
Jason Napolitano, Executive Vice President & CFO
    (970) 493-7272, Ext. 4105

Heska Announces Q3 2007 Results

Net Income Increases

LOVELAND, CO, November 7, 2007 - Heska Corporation (NASDAQ:HSKA) today reported financial results for its third quarter ended September 30, 2007.

Heska Corporation (“Heska” or the “Company”) highlights since its third quarter began in July 2007 were:

—	$19.5 million in quarterly revenue - the highest third quarter total in company history
—	Over $1 million in quarterly net income - a 17% increase from the third quarter of 2006
—	The introduction of the HemaTrue™ Veterinary Hematology Analyzer
—	The introduction of the DRI-CHEM® 4000 Veterinary Clinical Chemistry Analyzer from Heska powered by FUJIFILM

“In the third quarter of 2007, we launched one major new diagnostic instrument and paved the way to launch another,” said Robert Grieve, Heska’s Chairman and CEO. “We started 2007 with our diagnostic instrumentation efforts strategically focused on three categories: chemistry, hematology and hand held instruments.  We have now launched new and enhanced products in all three of these important categories - and are the only animal health company to offer a completely reinvented veterinary lab system in 2007.  We are pleased to offer all of these new products to our customers, who have come to expect the best in advanced diagnostics from Heska.  We are excited by the opportunities our new product offerings create to build our business.”

Total Revenue
Total revenue for the third quarter of 2007 was $19.5 million, an increase of 5% compared to the third quarter of 2006.  Total revenue consists of product revenue, discussed below, and research, development and other revenue.  In the third quarter of 2007, research, development and other revenue was $491 thousand, up from $432 thousand in the third quarter of 2006.

Segment Product Revenue
Total product revenue for the third quarter of 2007 was $19.0 million, up 5% from $18.2 million in the third quarter of 2006. Heska Corporation’s business is comprised of two reportable segments - Core Companion Animal Health and Other Vaccines, Pharmaceuticals and Products. Product revenue from these segments is as follows:

Core Companion Animal Health    This segment includes revenue from the company’s diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals, primarily for canine and feline use. In the third quarter of 2007, this segment generated product revenue of $15.6 million, down slightly when compared to the third quarter of 2006.  At September 30, 2007, the Company had approximately $756 thousand in customer orders for its new HemaTrue™ Hematology Analyzer which the Company did not have inventory to fulfill.  The Company shipped analyzers under these customer orders in the fourth quarter of 2007.

Other Vaccines, Pharmaceuticals and Products    This segment includes revenue from private label vaccine and pharmaceutical production, primarily for cattle but also for other animals including small mammals and fish. In the third quarter of 2007, this segment generated product revenue of $3.4 million, up 33% compared to $2.6 million in the third quarter of 2006. The results for the nine months ended September 30, 2007 include approximately $1.6 million in revenue recognized in the first quarter upon receipt of a payment for product previously shipped and “take-or-pay” minimums for 2005 and 2006 which previously had not been paid as part of a now settled dispute with United Vaccines, Inc. (“United”), a former customer.

Investor Conference Call
Management will conduct a conference call on Wednesday,  November 7, 2007 at 9:00 a.m. MST (11:00 a.m. EST) to discuss the third quarter 2007 financial results. To participate, dial (800)218-8862 (domestic) or (303)262-2140 (international); the conference call access number is 11097390. The conference call will also be broadcast live over the Internet at http://www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback until November 21, 2007. The telephone replay may be accessed by dialing (800)405-2236 (domestic) or (303)590-3000 (international). The webcast replay may be accessed from Heska’s home page at www.heska.com until November 21, 2007.

About Heska
Heska Corporation (Nasdaq: HSKA) sells advanced veterinary diagnostic and other specialty veterinary products. Heska’s state-of-the-art offerings to its customers include diagnostic and monitoring instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals. The company’s core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians. For further information on Heska and its products, visit the company’s website at www.heska.com.

Forward-Looking Statements
This announcement contains forward-looking statements regarding Heska’s future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that there is an inherent risk in using past results to predict future outcomes. Revenue recognized in the nine months ended September 30, 2007 may not recur in future periods. For example, in the nine months ended September 30, 2007, Heska recognized approximately $1.6 million in revenue upon receipt of a payment from United for product previously shipped and “take or pay” minimums for 2005 and 2006. As United has ceased operations, Heska does not expect to generate any future revenue from United. In addition, factors that could affect the business and financial results of Heska generally include the following: risks regarding the commercialization and market acceptance of products Heska has introduced recently or may introduce in the future; risks regarding Heska’s reliance on third-party suppliers, which is substantial and could have significant negative consequences if such a supplier were unable to provide appropriate quantity and quality of products or if Heska were to lose exclusive rights or access to a product; risks related to relying on the reputation of Heska, FUJIFILM Corporation or any other entity, which is subject to interpretation and may change over time; risks regarding Heska’s ability to successfully market, sell and distribute its products; competition; uncertainties regarding Heska's reliance on third parties to whom Heska has granted substantial marketing rights to certain of Heska's existing products; uncertainties regarding the outcome of relationships and collaborations with third parties from which Heska is hoping to generate new products; risks related to unanticipated revenue fluctuations and the corresponding impact on Heska's liquidity and cash flow as many of Heska's expenses are fixed; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

Financial Table Follows:

HESKA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2007	2006	2007

Revenue, net:
Product revenue, net:
Core companion animal health	$15,612	$15,601	$44,523	$48,828
Other vaccines, pharmaceuticals and products	2,561	3,399	8,790	12,262

Total product revenue, net	18,173	19,000	53,313	61,090
Research, development and other	432	491	1,329	1,203

Total revenue	18,605	19,491	54,642	62,293

Cost of revenue:
Cost of products sold	10,348	11,825	31,355	35,790
Cost of research, development and other	321	58	869	234

Total cost of revenue	10,669	11,883	32,224	36,024

Gross profit	7,936	7,608	22,418	26,269

Operating expenses:
Selling and marketing	3,490	3,795	10,771	12,172
Research and development	814	663	2,663	2,109
General and administrative	2,482	2,017	7,170	7,042
(Gain) on sale of assets	--	--	--	(47)

Total operating expenses	6,786	6,475	20,604	21,276

Income from operations	1,150	1,133	1,814	4,993
Interest and other expense, net	263	94	809	433

Income before income taxes	887	1,039	1,005	4,560
Income tax expense	23	27	78	121

Net income	$864	$1,012	$927	$4,439

Basic net income per share	$0.02	$0.02	$0.02	$0.09

Diluted net income per share	$0.02	$0.02	$0.02	$0.08

Shares used for basic net income per share	50,411	51,269	50,264	51,008

Shares used for diluted net income per share	52,940	56,173	52,442	55,458

Balance Sheet Data
(in thousands)
(unaudited)

	December 31,	September 30,
	2006	2007

Cash and cash equivalents	$5,275	$5,308
Total current assets	30,652	30,059
Total assets	38,495	40,454
Line of credit	8,022	7,926
Current portion of long-term debt and capital leases	1,275	776
Total current liabilities	21,980	20,264
Long-term debt and capital leases	1,927	1,345
Stockholders’ equity	6,748	12,169
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